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                                                                    EXHIBIT 10.5

                       MICRO VISION MEDICAL SYSTEMS, INC.
                            STOCK OPTION GRANT LETTER

         This Stock Option is granted to Michael G. Schneider (the "Grantee") on June 13, 1996 (the "Date of Grant") by Micro Vision Medical Systems, Inc. (the "Company").

1.       Option Grant and Acceptance

         (a) The Company hereby grants to the Grantee effective as of the Date of Grant, the right and option (the "Option") to purchase 15,000 shares of common stock of the Company (the "Shares"). The Option is not intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code).

         (b) The Grantee shall signify his acceptance of the Option by executing this Grant Letter.

2.       Option Price

         The price of each Share covered by the Option shall be $1.00 (the "Option Price"), which is 100% of the fair market value of a Share on the Date of Grant.

3.       Option Expiration

         The Option, to the extent that it has not theretofore been exercised, shall automatically expire on the earliest to occur of the following events:

         (a)      seven years from the Date of Grant;

         (b) if the Grantee's employment with the Company terminates voluntarily or involuntarily for any reason other than death or Disability (as defined below), the Option may thereafter be exercised by the Grantee, to the extent it was exercisable at the time of such termination, for a period of three months from the date of such termination of employment or until the occurrence of the date specified in Section 3(a), whichever period is shorter; provided, however, that if the Grantee dies within such three-month period, the unexercised portion of the Option shall thereafter be exercisable to the extent to which it was exercisable at the time of termination of employment, for a period of twelve months from the date of such death or until the occurrence of the date specified in Section 3(a), whichever period is shorter;

         (c) if the Grantee's employment with the Company terminates by reason of death, the Option may be thereafter exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee, for a period of one year from the date of such death or until the occurrence of the date specified in Section 3(a), whichever period is shorter;

         (d) if the Grantee's employment with the Company terminates by reason of "Disability" (which for purposes of this Agreement shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Code), the Option may thereafter be exercised by the Grantee, to the extent it was exercisable at the time of such termination, for a period of one year from the date of such termination of employment or until the occurrence of the date specified in
Section 3(a), whichever period is shorter; provided, however,

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that if the Grantee dies within such one-year period, any unexercised portion of the Option held by the Grantee shall thereafter be exercisable to the extent it was exercisable at the time of termination of employment for a period of twelve months from the date of death or until the occurrence of the date specified in
Section 3(a), whichever period is shorter;

                  (e) Notwithstanding the foregoing and unless otherwise determined by the committee of the Board of Directors designated to administer the Company's stock options and stock option plans (hereinafter the "Committee"), if Grantee's employment is terminated for Cause, the Option granted hereby shall terminate as of the date the Grantee ceases to be employed by the Company, and the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such Shares. For purposes of this Agreement, "Termination for Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant has breached his or her employment or service contract, non-competition or other obligation with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

4.       Vesting

         (a) Subject to the terms, conditions and limitations expressed herein and, except as provided below, the Option shall become exercisable in accordance with the following vesting schedule:


         Period                                     Percentage Vested
         ------                                     -----------------
On or before December 31, 1996                                     0%
On or after January 1, 1997                                       25%
On or after the consummation of the
  initial public offering                                         75%
On or after the first anniversary of the
  consummation of the initial public offering                    100%


For purposes of this vesting schedule, the consummation of the public offering shall mean the date upon which the closing of the initial public offering with the underwriter(s) occurs.

         (b) The right to purchase Shares under the Option as provided in
Section 4(a) above may be exercised in a cumulative fashion, such that any right to purchase Shares which becomes exercisable on a given date shall remain exercisable until the date stated in any applicable provision of Section 3 (with respect to the expiration of the Option).

         (c) In the event of a "Change of Control" (as defined below), either
(i) all of the unvested portion of the Option shall vest immediately, or (ii) if the Committee so determines, the difference between the fair market value of the shares underlying such unvested portion of the Option and the exercise price thereof shall be paid to Grantee in cash by the Company.

         (d) "Change in Control" is defined to mean the issuance, sale or transfer (including a transfer as a result of death, disability, operation of law or otherwise) in a single transaction or group of related transactions to any entity, person or group (other than Safeguard Scientifics, Inc. and/or its affiliates) of the

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beneficial ownership of newly issued, outstanding or treasury shares of the capital stock of the Company having 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote for at least a majority of the authorized number of directors of the Company, or any merger, consolidation, sale of all or substantially all of the assets or other comparable transaction as a result of which all or substantially all of the assets and business of the Company are acquired directly or indirectly by another entity which prior to the acquisition was not an affiliate of the Company (as defined in the regulations of the Securities and Exchange Commission under the Securities Act of 1933). Group shall have the same meaning as in
Section 13(d) of the Securities Exchange Act of 1934, and "affiliate" shall have the same meaning as in Rule 405 of the Securities Exchange Commission adopted under the Securities Act of 1933.

5.       Time and Method of Exercise

         Subject to the terms of Section 4 above, the Option may be exercised at any time, or from time to time, prior to expiration (as defined in Section 3 above), by written notice to the Stock Option Administrator of the Company. Such written notice shall be effective upon receipt by the Stock Option Administrator of the Company and shall be accompanied by:

         (a) a check, or the equivalent thereof acceptable to the Company in its discretion, for the full Option Price of the number of Shares being purchased;

         (b) one or more certificates representing a number of Shares which are, in the aggregate, equal in fair market value to the full Option Price for the Shares being purchased, such certificates being duly endorsed (or accompanied by stock powers signed in blank) so as to transfer to the Company all right, title and interest in and to the Shares represented by such certificates;

         (c) a combination of the forms of payment specified in Section 5(a) and 5(b) above which, in the aggregate, is equal to the full Option Price of the number of Shares being purchased; or

         (d) where there is a public market for the Shares, by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker to deliver to the Company on the settlement date the amount of sale proceeds necessary to pay the exercise price of the Option.

         The fair market value of each share of Company stock delivered by the Grantee pursuant to Section 5(b) or 5(c) above shall be as determined by the Committee in good faith based on the best available facts and circumstances at the time; provided, however, that where there is a public market for the stock and the stock is registered under the Securities Exchange Act of 1934, as amended, fair market value shall mean the per share or aggregate value of the stock as of any given date, determined as follows: (i) if the principal trading market for the stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (ii) if the stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

         Payment in the form of unrestricted stock delivered pursuant to paragraph 5(b) or 5(c) above (including Company stock acquired in connection with the exercise of an Option), shall be subject to such

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restrictions as the Committee deems appropriate, including, but not limited to, the requirement that the stock has been owned by the Grantee for the requisite period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and adverse accounting consequences to the Company with respect to the Option.

6.       Replacement Option

         Upon an exercise of the Option, in whole or in part, at any time, the Grantee shall be entitled to receive a replacement Option covering such number of shares of Common Stock, at such exercise price per share and upon such terms and conditions as the Committee may, in its sole discretion, establish in any policy or program adopted from time to time by the Committee. The Committee may, in its sole discretion, amend, modify or terminate at any time any such policy or program. Unless otherwise provided by the Committee, if any such policy or program is amended or modified, such policy or program shall be deemed to become part of this Grant Letter as so amended or modified without further action by the Company or the Grantee. The Committee may specify in any such policy or program that the grant of any such replacement Option may be automatic upon an exercise of the Option complying with the terms and conditions of the policy or program.

7.       Restrictions on Transfer.

         (a) The Company shall have the right of first refusal to repurchase any shares offered for sale by the Grantee, his executor, administrator, or beneficiaries, which shares were issued to the Grantee pursuant to one or more Options granted to the Grantee. Such offer shall be communicated to the Company by written notice, stipulating the terms and conditions of such offer therein, forwarded by registered or certified mail. The Company shall exercise its right to repurchase (or to designate a third party to repurchase) by giving written notice thereof by registered or certified mail to the Grantee, his executor, administrator or beneficiaries no later than 30 days after the date of the receipt of the offer. Within 30 days after receipt of such notice, the Grantee, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the shares being sold, together with appropriate duly signed stock powers transferring such shares to the Company, and the Company shall deliver to the Grantee, his executor, administrator or beneficiaries the Company's check in the amount of the purchase price for the shares being sold.

                  In the event that such offer shall not be accepted by written notice forwarded by registered or certified mail no later than 30 days after the date of the receipt of the offer, the Grantee, his executor, administrator or beneficiaries may dispose of the shares offered to any person, firm or corporation, without restriction, except that the subsequent transfer of such shares shall not be on terms more favorable to the transferee than the terms upon which the shares were originally offered to the Company. If, within 60 days after the expiration of the 30 day period of any offer made hereunder, the Grantee, his executor, administrator, or beneficiaries offering to sell any shares issued hereunder, shall fail to consummate a sale thereof to any other purchaser, then no sale of such shares may be made thereafter without again reoffering the same to the Company in accordance with the provisions of this subparagraph.

         (b) In the event of the Grantee's termination of employment for any reason, whether voluntary or involuntary, the Company shall have the right to repurchase all shares issued or to be issued to the Grantee under this Agreement at net book value as hereinafter defined, but not less than Grantee's cost.

                  The net book value of the Company's common stock shall be determined as of the end of the Company's fiscal quarter immediately preceding the date of termination hereof. Net book value of the

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Company's common stock shall be that amount computed by deducting the sum of total liabilities and the liquidation value of any preferred stock from total assets, as determined in accordance with generally accepted accounting principles consistently applied, and as shown on the financial statements of the Company as of the end of the applicable fiscal quarter. The net book value per share of the Company's common stock shall be determined by dividing the remainder by the number of shares of the Company's common stock issued and outstanding as of such date.

                  The Company's right to repurchase shall be exercisable at any time within one year after the date of Grantee's termination of employment by the delivery of written notice by the Company to such effect to the Grantee, his executor, administrator or beneficiaries. Within 30 days after receipt of such notice, the Grantee, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the shares being sold, together with appropriate duly signed stock powers transferring such shares to the Company, and the Company shall deliver to the Grantee, his executor, administrator or beneficiaries the Company's check in the amount of the purchase price for the shares being sold.

         (c) The right of first refusal and buy-back rights shall terminate when the Company has consummated a public offering of its common stock pursuant to the Securities Act of 1933, as amended.

         (d) The right of first refusal and buy-back rights granted to the Company pursuant to subparagraphs 7(a) and 7(b) above are separate and independent obligations of the Grantee and shall survive any termination of employment. Furthermore, such rights shall not be construed as an absolute obligation on the part of the Company to repurchase any shares tendered.

         (e) Each certificate for shares issued by the Company to the Grantee shall bear an appropriate legend that the transfer of such shares is restricted by the provisions of this Agreement.

8.       Nonassignability of Option Rights

         The Option shall not be assigned or transferred by the Grantee except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. Upon a transfer by will or by the laws of descent and distribution, the person to whom the Option is transferred shall have the right to exercise the Option in accordance with this Grant Letter, subject to the Company receiving satisfactory proof of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution. Any attempt to assign, transfer, pledge or dispose of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. Notwithstanding the foregoing, the Committee may provide, at or after Grant, that a Grantee may transfer the Option pursuant to a domestic relations order or to family members or other persons or entities according to such terms as the Committee may determine.

9.       Adjustments

         If any change is made to the common stock (whether by reason of stock dividend, spin off, recapitalization, stock split, combination or exchange of shares, merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification, change in par value, or any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding Company Stock is substantially reduced as a result of a spin off or the Company's payment of an extraordinary dividend or distribution), then unless such event or change results in the termination of this Option, the Committee shall preserve the value of the Option by

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making appropriate adjustments to the number and class of shares, the Option
Price or otherwise, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number.

10.      Withholding

         The Grantee or other person receiving Shares upon an exercise of the Option, in whole or in part, shall be subject to any applicable federal (including FICA), state and local taxes that the Company is required to withhold with respect to such exercise. The Company shall have the right to require a Grantee to pay to the Company, or the Company may deduct from other wages paid by the Company, the amount of any such withholding taxes the Company is required to withhold with respect to such exercise. If the Committee so permits by formal vote, at or after Grant but prior to exercise of the Option, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to such exercise by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The Company's obligation to issue or transfer Shares upon exercise of the Option shall be conditioned upon the Grantee's compliance with the requirements of this section to the satisfaction of the Committee.

11.      Employment by the Company

         For purposes of this Agreement, employment by the Company shall mean employment as an employee, so that for purposes of exercising this Option, a Grantee shall not be considered to have terminated employment until the Grantee ceases to be an employee, unless the Committee determines otherwise.

12.      No Contract for Employment

         (a) Nothing contained in this Grant Letter shall be deemed to require the Company to continue the Grantee's employment by the Company. Except as may be provided in a written employment contract executed by a duly authorized officer of the Company and approved by the board of directors of the Company, the Grantee shall at all times be an employee-at-will of the Company and the Company may discharge the Grantee at any time for any reason, with or without cause, and with or without severance compensation.

         (b) From time to time, the Company may distribute employee manuals or handbooks, and officers or other representatives of the Company may make written or oral statements relating to the Company's policies and procedures. Such manuals, handbooks and statements are intended only for the general guidance of employees. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Grant Letter or to create express or implied obligations to the Grantee of any nature.

13.      Administration

         All questions of interpretation and application of the Option granted hereunder shall be determined by the Committee in its discretion, and such determination shall be final and binding upon all persons. The validity, construction and effect of this Option shall be determined in accordance with the laws of the State

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of Delaware, without giving effect to the principles of conflicts of law thereof.

14.      No Stockholder Rights

         Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, except to the extent that certificates for such Shares shall have been issued upon the exercise of the Option as provided herein.

15.      Cancellation or Amendment

         This Option may be canceled or amended by the Committee, in whole or in part, at any time that the Committee determines, in its sole discretion, that the cancellation or amendment is necessary or advisable in light of any change after the Date of Grant in (a) the Code or the regulations issued thereunder or
(b) any federal or state securities law or other law or regulation, which change by its terms is effective retroactively to a date on or before the Date of Grant; provided, however, that no such cancellation or amendment shall, without the Grantee's consent, apply to or affect installments that matured on or before the date on which the Committee makes such determination.

16.      Notice

         Any notice to the Company provided for in this Grant Letter shall be addressed to it in care of the Stock Option Administrator of the Company, at 10305 102nd Terrace, Sebastian, FL 32958 and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or telex or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry being prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

17.      Grantee's Securities Law Representations

         If the Committee shall deem it appropriate by reason of any securities law, it may require that the Grantee upon exercise in whole or in part of the Option, represent to the Company and agree in writing that the purchase of the Shares is for investment only and not with a view to distribution. The Committee may require that the Share certificates be inscribed with a legend restricting transfer in accordance with applicable securities law requirements.

                                  MICRO VISION MEDICAL SYSTEMS, INC.

                                  By:
                                     ------------------------------------------


                                  Accepted By:



                                  ---------------------------------------------
                                  Michael G. Schneider